Exhibit 99.1

                    JUPITERMEDIA CORPORATION REPORTS RESULTS
                   FOR ITS FIRST QUARTER ENDED MARCH 31, 2008

(New York, NY - May 8, 2008) -- Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended March 31, 2008

Highlights for the first quarter of 2008 include:

o Revenues for the first quarter of 2008 were $34.5 million compared to revenues of $34.8 million for the same period last year.
o Loss per diluted share was $0.03 and included non-cash stock-based compensation expense and one-time expenses for accounting and other professional fees related to the non-cash impairment charge and restatement in the fourth quarter of 2007, which totaled $0.02 per diluted share. Excluding these non-cash and one-time charges, loss per diluted share was $0.01 and EBITDA was $6.1 million for the first quarter of 2008.
o Deferred revenues increased from $15.6 million at December 31, 2007 to $16.6 million at March 31, 2008 due primarily to the increase in bookings for our JupiterimagesUnlimited high level subscription offering.

"Revenues from our Jupiterimages Unlimited high level royalty-free subscription offering grew over 100% from the first quarter of 2007 to the first quarter of 2008. We are also starting to see significant growth from our recently launched Stockxpert.com microstock subscription offering. Our backlog for both JupiterimagesUnlimited and our microstock subscription offering continues to increase which bodes well for future revenues," stated Jupitermedia's Chairman and CEO Alan M. Meckler. "We have also made additional investments in our Online Media business, with the launch of an array of online education offerings and new editorial Web sites."

Jupitermedia Corporation 1st Quarter 2008 Financial Results Conference Call
Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2008 first quarter results on Friday, May 9, 2008 at 11:00 am EST.

The conference call number is (888) 277-7046 for domestic participants and (913) 981-4903 for international participants; pass code "880 0614". Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Friday, May 23, 2008. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: "880 0614."

Acquisitions

In March 2008, Jupitermedia announced that it had acquired the assets of eStockMusic.com (www.estockmusic.com). This acquisition adds a micropayment music business to Jupiterimages' micropayment offerings of royalty-free digital images and footage on Stockxpert.com (www.stockxpert.com). eStockMusic.com offers an extensive library of royalty-free stock music and sound effects that is easily searchable and lets customers listen to the tracks before purchasing for as little as $1.00 per track. eStockMusic.com provides an innovative platform for composers to promote and sell their music online.

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New Online Images Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary Jupiterimages offerings with the addition of the following:

In February 2008, Jupitermedia announced that Stockxpert.com has expanded its product offerings and now includes premium royalty-free footage which is available in the most popular file resolutions and file formats and at prices to fit all budgets. File formats include both standard and high definition video as well as Flash video to appeal to Web designers. Stockxpert.com now enables footage buyers to purchase the clips they need for their creative projects for as little as $10 at the lowest resolution to $50 for 1080 HD. Stockxpert.com's powerful footage search engine with 16 search categories and over 150 sub-categories makes finding the right clip fast and easy. Stockxpert.com offers one of the fastest and easiest ways to upload files and encourages members of the creative community to submit their footage for consideration to be sold on the site.

In April 2008, Jupitermedia announced the launch of ClipartConnection.com (www.clipartconnection.com), a new subscription service that provides access to a library of over 1 million clipart images, Web graphics and illustrations. Subscriptions are available for one week, one month and one year, and allow subscribers to download up to 250 images per day with a weekly subscription starting at only $4.95. ClipartConnection.com subscribers can use the extensive library for presentations, brochures, scrapbooking, business and personal Web sites, school and community projects and many other purposes. ClipartConnection.com serves as an affordable entry alternative to Jupiterimages' Clipart.com (www.clipart.com), which is the largest image subscription service world-wide, with more than 10.0 million clipart images, stock photos, Web graphics, illustrations, vinyl ready graphics, fonts, sound files and more.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary content and advertising opportunities with the addition of the following:

In February 2008, Jupitermedia's Mediabistro.com division announced the launch of the Mediabistro Circus (www.mediabistrocircus.com), to be held at Skylight Studios in New York City on May 20-21, 2008. Mediabistro Circus, will be a two-day summit on technology and the critical platforms changing the flow of media. It will be a gathering of creative content producers geared toward senior-level professionals. Topics will include mobile technology, online video, social networking, blogging, digital publishing and user experience design.

In February 2008, Jupitermedia launched ITChannelPlanet.com (www.itchannelplanet.com), a new content and community site that provides strategic intelligence for IT partners. This site features the latest industry developments in the Channel, Business, Enterprise, Networking, Security and Technology sectors, as well as a blog, commentary and IT Job boards.

In February 2008, Jupitermedia launched Linked Data Planet Conference and Expo (www.linkeddataplanet.com), which will be held June 17-18, 2008 at the Roosevelt Hotel in New York City. Sir Tim Berners-Lee is scheduled to deliver the keynote address at the event which focuses on how organizations can maximize the value of their data on the Web.

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In February 2008,  Jupitermedia launched two new Web sites covering the emerging mobile content market, Mobile Content Today (www.mobilecontenttoday.com), a blog edited by Susan Schrank and found on Mediabistro.com, and Smart Phone Today (www.smartphonetoday.com) on internet.com. Jupitermedia also announced the
launch    of    Mobile     Content     Strategies     Conference     and    Expo
(www.mobilecontentstrategies.com), which will be held on October 6-7, 2008 at the San Jose Marriott in San Jose, California.

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



                                   Jupitermedia Corporation
                    Unaudited Consolidated Condensed Statements of Operations
                         For the Three Months Ended March 31, 2007 and 2008
                              (in thousands, except per share amounts)



                                                                                                 Three Months Ended
                                                                                                     March 31,
                                                                                              -------------------------
                                                                                                  2007
                                                                                                Restated         2008
                                                                                              ------------  -------------
Revenues                                                                                     $    34,771  $    34,546


Cost of revenues (exclusive of items shown separately below)                                      14,802       14,872
Advertising, promotion and selling                                                                 7,100        7,455
General and administrative                                                                         8,390        7,563
Depreciation                                                                                       1,062        1,251
Amortization                                                                                       3,104        3,951
                                                                                              ------------  ------------
Total operating expenses                                                                          34,458       35,092
                                                                                              ------------  ------------
Operating income (loss)                                                                              313         (546)

Income (loss) on investments and other, net                                                          (25)         831
Interest income                                                                                       40           76
Interest expense                                                                                  (1,473)      (1,726)
                                                                                              ------------  ------------
Loss before income taxes and minority interests                                                   (1,145)      (1,365)

Provision (benefit) for income taxes                                                                (458)        (259)
Minority interests                                                                                   (41)          (4)
                                                                                              ------------  ------------
Net loss                                                                                     $      (728) $    (1,110)
                                                                                              ============  ============

Basic loss per share                                                                         $     (0.02) $     (0.03)
                                                                                              ============  ============
Basic weighted average number of common shares outstanding                                        35,804       36,032

                                                                                              ============  ============

Diluted loss per share                                                                       $     (0.02) $     (0.03)
                                                                                              ============  ============
Diluted weighted average number of common shares outstanding                                      35,804       36,032
                                                                                              ============  ============


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Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three months ended March 31, 2007 and 2008. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X
Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com,
JupiterGreetings.com,        AnimationFactory.com,        RoyaltyFree-Music.com,
StudioCutz.com, eStockMusic.com and Stockxpert.com. Online media includes the internet.com, EarthWeb.com, DevX.com, Mediabistro.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.




                                                            (Unaudited)
                                                        Three Months Ended
                                                             March 31,
                                                  ------------------------------
                                                          2007          2008
                                                        --------      --------
 Revenues:

       Online images                                $    27,914    $     26,142
       Online media                                       6,857           8,404
                                                    --------------- ------------
                                                         34,771          34,546
                                                    --------------- ------------

 Cost of revenues and operating expenses: (A)
       Online images                                     19,292          18,159
       Online media                                       4,741           6,555
       Depreciation and amortization                      4,166           5,202
       Other (B)                                          6,259           5,176
                                                    --------------- ------------
                                                         34,458          35,092
                                                    --------------- ------------
 Operating income (loss):
       Online images                                      8,622           7,983
       Online media                                       2,116           1,849
       Other (B) (C)                                    (10,425)        (10,378)
                                                    --------------- ------------
                                                    $       313    $       (546)
                                                    =============== ============

(A) Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $855,000 and $685,000 for the three months ended March 31, 2007 and 2008, respectively.

(B) The three months ended March 31, 2007 include $1.9 million in legal and other fees associated with discussions with Getty Images, Inc. regarding a potential transaction which were terminated on March 7, 2007. The three months ended March 31, 2008 include approximately $700,000 of one-time expenses for accounting and other professional fees related to the non-cash impairment charge and restatement in the fourth quarter of 2007.

(C)  Includes depreciation and amortization expense.

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



                                        Jupitermedia Corporation
                              Unaudited Consolidated Condensed Balance Sheets
                                    December 31, 2007 and March 31, 2008
                            (in thousands, except share and per share amounts)


                                                                                           December 31,      March 31,
                                                                                               2007            2008
                                                                                          ---------------  -------------
                                         ASSETS

Current assets:
      Cash and cash equivalents                                                          $       7,301     $  10,270
      Accounts receivable, net of allowances of $2,026 and $1,800, respectively                 25,689        25,859
      Prepaid expenses and other                                                                 5,797         5,566
      Deferred income taxes                                                                      1,441         1,556
                                                                                          ---------------  -------------
             Total current assets                                                               40,228        43,251


Property and equipment, net of accumulated depreciation of $17,364 and $18,935,
   respectively                                                                                 13,022        13,679
Intangible assets, net                                                                          74,002        72,060
Goodwill                                                                                       139,813       140,465
Deferred income taxes                                                                           13,049        14,354
Investments and other assets                                                                     2,575         2,477
                                                                                          ---------------  -------------
            Total assets                                                                 $     282,689     $ 286,286
                                                                                          ===============  =============
                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                   $       7,153     $   7,813
      Accrued payroll and related expenses                                                       3,383         4,054
      Accrued expenses and other current liabilities                                            11,822        12,265
      Current portion of long-term debt                                                            750           750
      Deferred revenues                                                                         15,121        16,157
                                                                                          ---------------  -------------
            Total current liabilities                                                           38,229        41,039

Long-term debt                                                                                  83,375        83,188
Deferred revenues                                                                                  507           455
Other long-term liabilities                                                                      3,586         5,647
                                                                                          ---------------  -------------
            Total liabilities                                                                  125,697       130,329
                                                                                          ---------------  -------------
Commitments and contingencies

Stockholders' equity:
      Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued                --             --
      Common stock, $.01 par value, 75,000,000 shares authorized, 36,029,651 and
         36,032,152 shares issued at December 31, 2007 and March 31, 2008, respectively            360           360
      Additional paid-in capital                                                               266,858       267,550
      Accumulated deficit                                                                     (117,798)     (118,908)
      Treasury stock, 65,000 shares at cost                                                       (106)         (106)
      Accumulated other comprehensive income                                                     7,678         7,061
                                                                                          ---------------  -------------
            Total stockholders' equity                                                         156,992       155,957
                                                                                          ---------------  -------------
            Total liabilities and stockholders' equity                                   $     282,689     $ 286,286
                                                                                          ===============  =============

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



                                            Jupitermedia Corporation
                              Unaudited Consolidated Condensed Statements of Cash Flows
                                   Three Months Ended March 31, 2007 and 2008
                                                  (in thousands)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                     --------------------------------
                                                                                          2007
                                                                                        Restated          2008
                                                                                     -------------    -------------
Cash flows from operating activities:
      Net loss                                                                      $      (728)     $    (1,110)
      Adjustments to reconcile net loss to net cash provided by operating activities:
            Depreciation and amortization                                                 4,166            5,174
            Stock-based compensation                                                        855              685
            Provision (benefit) for losses on accounts receivable                            (4)            (255)
            Minority interests                                                               41                4
            (Income) loss on investments and other, net                                      25                9
            Amortization of debt issuance costs                                              --                97
            Deferred income taxes                                                           134             (540)
            Excess tax benefit from stock-based compensation                               (278)              --
      Changes in current assets and liabilities (net of businesses acquired):
            Accounts receivable                                                          (1,310)             432
            Prepaid expenses and other assets                                            (1,055)             437
            Accounts payable and accrued expenses and other liabilities                   3,568              619
            Deferred revenues                                                               896              944
                                                                                     -------------    -------------
                  Net cash provided by operating activities                               6,310            6,496
                                                                                     -------------    -------------
Cash flows from investing activities:
      Purchases of property and equipment                                                (1,421)          (1,420)
      Acquisitions of businesses, images and other                                       (6,125)          (1,659)
      Proceeds from sales of assets and other                                                47               --
                                                                                     -------------    -------------
                  Net cash used in investing activities                                  (7,499)          (3,079)
                                                                                     -------------    -------------
Cash flows from financing activities:
      Borrowings under credit facilities                                                  3,000               --
      Repayment of borrowings under credit facilities                                    (5,000)            (188)
      Debt issuance costs                                                                     --             (14)
      Proceeds from exercise of stock options                                               990                7
      Excess tax benefit from stock-based compensation                                      278               --
                                                                                     -------------    -------------
                  Net cash used in financing activities                                    (732)            (195)
                                                                                     -------------    -------------
Effects of exchange rates on cash and cash equivalents                                       60             (253)
                                                                                     -------------    -------------
Net change in cash and cash equivalents                                                  (1,861)           2,969

Cash and cash equivalents, beginning of period                                            8,891            7,301
                                                                                     -------------    -------------
Cash and cash equivalents, end of period                                            $     7,030      $    10,270
                                                                                     ================ =============
Supplemental disclosures of cash flow:

            Cash paid (refunded) for income taxes, net                              $       268      $      (359)
                                                                                     ================ =============
            Cash paid for interest                                                  $     1,276      $     1,732
                                                                                     ================ =============
Non-cash investing activities:
            Acquisitions of long-lived assets                                       $        --      $       682
                                                                                     ================ =============


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


Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia's expectations as of May 8, 2008. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

 (In millions except for earnings per diluted share)
                                                                    Q2 2008
                                                                    -------
                                                                      (A)

Revenues                                                         $35.0-36.0

Cost of revenues, advertising, promotion & selling, and general $28.7-29.7 & administrative expenses

EBITDA (Earnings before interest, taxes, depreciation and          $6.0-6.6
amortization)

Depreciation and amortization                                          $5.0

Interest expense, net                                                  $1.5

Provision (benefit) for income taxes                                  ($0.1)

Net income (loss)                                                     ($0.1)

Diluted share count                                                    36.1

Earnings (loss) per diluted share                                     $0.00



Notes:

(A) This financial guidance does not include estimated non-cash stock-based compensation expense relating to employee stock options in the amount of $0.01 per share for Q2 2008.

About Jupitermedia Corporation
Jupitermedia Corporation (Nasdaq: JUPM, http://www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of images, news and original information, career Web sites and events for information technology, business, media and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 10.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, Polka Dot Images, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, JupiterGreetings.com, AnimationFactory.com, RoyaltyFreeMusic.com, StudioCutz.com, eStockMusic.com and Stockxpert.com. The JupiterOnlineMedia division of Jupitermedia consists of five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Mediabistro.com and Graphics.com for media and creative professionals. These networks include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 15 million users monthly. JupiterOnlineMedia also includes specialized career Web sites for select professional communities which can be found on Mediabistro.com and JustTechJobs.com. In addition, JupiterOnlineMedia includes JupiterEvents and Mediabistro's media-related events, which produce offline conferences and trade shows focused on IT and business-specific topics including ISPCON, Mediabistro Circus, Linked Data Planet and Mobile Content Strategies.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.



All current Jupitermedia press releases can be found online at www.jupitermedia.com/corporate/press.html.

For information on Jupitermedia Corporation contact:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com